Filed Pursuant to Rule 424(b)(3)

Registration No. 333-194162

UNITED DEVELOPMENT FUNDING INCOME FUND V

SUPPLEMENT NO. 6 DATED DECEMBER 11, 2014

TO THE PROSPECTUS DATED JULY 25, 2014

This document supplements, and should be read in conjunction with, the prospectus of United Development Funding Income Fund V dated July 25, 2014, as supplemented by Supplement No. 1 dated September 10, 2014, Supplement No. 2 dated October 15, 2014, Supplement No. 3 dated October 22, 2014, Supplement No. 4 dated November 7, 2014 and Supplement No. 5 dated November 10, 2014. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus. The purpose of this Supplement No. 6 is to disclose:

•	the status of our public offering;

•	our real property loans and investments;

•	our revolving line of credit;

•	our declaration of distributions;

•	updates to the “Investment Objectives and Criteria – Our Business” section of our prospectus; and

•	the delivery of a revised form of our Subscription Agreement, attached hereto as Exhibit B.

Status of Our Public Offering

We commenced our initial public offering of our common shares of beneficial interest on July 25, 2014. As of December 10, 2014, we had accepted subscriptions and issued an aggregate of 382,132 common shares of beneficial interest in exchange for gross proceeds of approximately $7.3 million. As of December 10, 2014, approximately 37,117,868 common shares of beneficial interest remained available for sale in the offering for approximately $742.4 million, excluding shares offered pursuant to our distribution reinvestment plan (DRIP).

We will offer our common shares of beneficial interest pursuant to the offering until July 25, 2016, unless our board of trustees terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by July 25, 2016, we may extend the offering for an additional year or as otherwise permitted by applicable law. In addition, at the discretion of our board of trustees, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our DRIP, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

Investments

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary – Description of Investments” section on page 10 of the prospectus and the “Investment Objectives and Criteria — Real Estate Property Loans and Investments” section on page 89 of the prospectus:

CTMGT Frisco 113, LLC

Effective December 1, 2014, we entered into a loan agreement to provide a $10,660,000 land development loan (CTMGT Frisco Loan) to CTMGT Frisco 113, LLC, an unaffiliated Texas limited liability company (CTMGT Frisco). The CTMGT Frisco Loan is evidenced and secured by a first lien deed of trust to be recorded against 81 acres of entitled residential land in Collin County, Texas, a promissory note, assignments of builder lot sale contracts, and other loan documents. The CTMGT Frisco Loan is guaranteed by the principals of CTMGT Frisco. The proceeds of the loan will be used to refinance CTMGT Frisco’s land acquisition and to develop the 81 acres into single family residential lots for sale to homebuilders. The annual interest rate under the CTMGT Frisco Loan is the lower of 13% or the highest rate allowed by law. The CTMGT Frisco Loan matures and becomes due and payable in full on December 1, 2017. During the CTMGT Frisco Loan term, CTMGT Frisco is required to pay down the CTMGT Frisco Loan by paying over to us all net proceeds of land and lot sales. Payments on the CTMGT Frisco Loan will be generally applied first to accrued interest, and then to principal. The loan documents contain representations, warranties, covenants, and provisions for events of default that are typical for loans of this nature. As of December 1, 2014, UDF V had funded $1,072,435 to CTMGT Frisco under the CTMGT Frisco Loan.

Rosehill Reserve, Ltd.

Effective December 5, 2014, we entered into a loan agreement to provide a $42,372,200 land acquisition and development loan (Rosehill Loan) to Rosehill Reserve, Ltd., an unaffiliated single-purpose entity (Rosehill).  The Rosehill Loan is evidenced and secured by a first lien deed of trust to be recorded against 304 acres of land in Tomball, Harris County, Texas, a promissory note, assignments of builder lot sale contracts, and other loan documents. The Rosehill Loan is guaranteed by a principal of Rosehill. The proceeds of the loan will be used to finance Rosehill’s land acquisition and to develop Phase 1 into single family residential lots for sale to homebuilders. The annual interest rate under the Rosehill Loan is the lower of 13% or the highest rate allowed by law. The Rosehill Loan matures and becomes due and payable in full on December 5, 2016. During the Rosehill Loan term, Rosehill is required to pay down the Rosehill Loan by paying over to us all net proceeds of land and lot sales. Payments on the Rosehill Loan will be generally applied first to accrued interest, and then to principal. The loan documents contain representations, warranties, covenants, and provisions for events of default that are typical for loans of this nature. We received an origination fee equal to $529,627 at the closing of the loan and are entitled to receive a net profits interest in the project. As of December 5, 2014, $10,244,887 had been funded to Rosehill under the Rosehill Loan by us and through the Veritex Credit Facility (as defined below).

Revolving Line of Credit

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary – Possible Leverage” section on page 10 of the prospectus and the “Investment Objectives and Criteria — Borrowing Policies” section beginning on page 83 of the prospectus:

On November 14, 2014, we entered into a loan agreement (Veritex Loan Agreement) for up to $10 million of borrowings pursuant to a revolving line of credit (Veritex Credit Facility) from Veritex Community Bank (Veritex). The interest rate on the Veritex Credit Facility is equal to the prime rate of interest as published in the Wall Street Journal plus 1.25% per annum. Accrued interest on the outstanding principal amount of the Veritex Credit Facility is payable monthly. The Veritex Credit Facility matures and becomes due and payable in full on May 14, 2016. On November 14, 2014, the interest rate under the Veritex Credit Facility was 4.5%. As of December 11, 2014, we had borrowed $7,536,218 under the Veritex Credit Facility.

The amount available to us to draw under the Veritex Credit Facility is subject to a borrowing base determined by Veritex, which is generally based on the unpaid principal balance of an eligible loan to be originated by us or the appraised value of the real property securing an eligible loan to be originated by us, subject to reduction by Veritex for a borrower concentration or other discretionary reasons.

The Veritex Credit Facility is secured by a first priority security interest in all of our current and future assets. The Veritex Credit Facility will also be secured by the collateral assignment to Veritex of loans originated by us, if required by Veritex. In connection with the Veritex Credit Facility, we paid Veritex a commitment fee of $100,000, which is 1% of the maximum borrowings under the Veritex Credit Facility.

The Veritex Loan Agreement requires Veritex to maintain a leverage ratio of not greater than 1:1. The Veritex Loan Agreement includes usual and customary events of default for facilities of this nature. If a default occurs under the Veritex Credit Facility, Veritex may declare the Veritex Credit Facility to be due and payable immediately, after giving effect to any notice and cure periods provided for in the Veritex Loan Agreement and associated documents. In such event, Veritex may exercise any rights or remedies it may have, including, without limitation, a foreclosure of the collateral or an increase of the interest rate to 18% per annum.

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary – Distribution Policy” section beginning on page 12 of the prospectus and the “Description of Shares – Distribution Policy and Distributions” section beginning on page 166 of the prospectus:

Our board of trustees authorized distributions to our shareholders of record beginning as of the close of business on each day of the period commencing on November 21, 2014 and ending December 31, 2014. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0040274 per common share of beneficial interest, assuming a purchase price of $20.00 per share. These distributions will be aggregated and paid monthly in arrears either in cash or in our common shares of beneficial interest for shareholders participating in our DRIP. Therefore, the distributions declared for each record date in the November 2014 and December 2014 periods will be paid in December 2014 and January 2015, respectively, only from legally available funds.

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In addition, on November 21, 2014, our board of trustees authorized special distributions to our shareholders of record beginning as of the close of business on each day of the period commencing on November 21, 2014 and ending November 30, 2014. The distributions are calculated based on 365 days in the calendar year and are equal to $0.0040274 per common share of beneficial interest, assuming a purchase price of $20.00 per share. These distributions will be aggregated and paid in cash in December 2014 only from legally available funds.

Investment Objectives and Criteria

The following information should be read in conjunction with the discussion contained in the “Investment Objectives and Criteria – Our Business” section beginning on page 76 of the prospectus:

UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. We will derive a significant portion of our income by originating, purchasing and holding for investment secured loans for the acquisition and/or development of parcels of real property into single-family residential lots. We also will make direct investments in land for development into single-family lots.

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The following chart illustrates the gradual recovery in housing since the market reached a bottom in 2009. Although current levels remain considerably below the 2005 peak, the upward sloping “L” shaped trend in new home sales indicates a slow, steady increase in demand since 2009. According to the Census Bureau, new single-family home sales do not include sales of existing homes or multi-family homes but refer directly to the type of properties in which we make loans. Increasing sales indicate a rising demand for new homes, which may lead to homebuilders’ growing need for capital to keep pace with the expanding market.

Source: Census Bureau

As illustrated in the tables below, based on the Census Bureau Annual Permits Release, the states and cities which we intend to focus our investments (which are highlighted in the following two tables) are consistently among the most active in the U.S., exhibiting the highest numbers of new privately owned housing units. The U.S. Census Bureau Annual Permits Release represents homebuilding markets ranked by single-family permits. The granting of single-family permits is a key indicator of growth in a housing market. An increase in the number of permits granted in Core Based Statistical Areas (CBSA) indicates an increase in future new homes, which we believe also leads to an increase in demand for future land acquisition and development financing.

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 Source: Census Bureau, Annual Permits Release

The National Association of Realtors (NAR) affordability index measures whether or not a typical family can qualify for a mortgage loan on a typical home. The affordability index compares median income levels to the income level required to purchase an existing median-priced home. An affordability index less than 1.0 indicates that the median-income family in the respective region has insufficient income to qualify for the loan to purchase the existing median-priced house. An affordability index greater than 1.0 indicates that the median-income family earns more than enough to buy the existing median-priced house. We believe that affordability has been restored across the country, with the Midwest and South showing the highest levels of affordability, as illustrated in the table below.

  Source: As of 5/12/14 - National Association of Realtors®

We believe that job growth is a fundamental demand driver for new home sales. According to data compiled from the U.S. Census Bureau and Bureau of Labor Statistics, since December 2007 the U.S. has lost approximately one million jobs, while Texas has gained approximately 800,000 jobs during that same time period.

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Sources: UDF V compiled from Bureau of Labor Statistics, U.S. Census Bureau

Texas metropolitan statistical areas (MSAs) continue to demonstrate strong employment growth. As shown in the following table, according to data compiled from the Bureau of Labor Statistics, for the trailing twelve months through October 2014, the major markets in Texas are ranked among the top MSAs in job creation nationally. The Houston area reported the second highest total job growth in the nation for the trailing twelve months ending October 2014, Dallas - Fort Worth reported the third highest growth, Austin the 19th highest growth and San Antonio the 21st highest.

Source: UDF V complied from Bureau of Labor Statistics

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The housing recovery continues to emerge in the Southeast, where there is also strengthening job creation, most notably in South Carolina, North Carolina and Florida. As evidenced by the following data from the Bureau of Labor Statistics and the U.S. Census Bureau, since bottoming out in 2009 the markets of Tampa, Orlando, Charlotte, and Raleigh-Durham have shown strong increases in employment, significantly outpacing the growth in single family residential housing permits. As new jobs are created, we believe that households will be formed, excess housing inventory will be absorbed, and eventually demand will increase for new single family housing.

Source: UDF V complied from Bureau of Labor Statistics and U.S. Census Bureau

In the major Texas markets, new home starts have increased over the past three years. At the same time, vacant developed lot inventories are down in those same markets. The discrepancy between the change in new home starts and the change in developed lot inventories indicates an increasing demand for new homes in specific Texas housing markets. As a result, we believe that land development will become an even more important area of investment as the number of vacant developed lots available to builders continues to decrease.

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Source: MetroStudy Q2 2O14 Report

We believe that population growth can be a strong driver of new home and finished lot demand. The following table illustrates the population growth in the top eight U.S. metropolitan markets in 2013, as well as markets in which we intend to concentrate our investments (markets in which we intend to invest are highlighted).

Source: U.S. Census Bureau

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Household formation is a fundamental driver for new home demand, but has lagged significantly from a national perspective since the end of the Great Recession. According to the following data from the U.S. Census Bureau, growth in household formation and new single-family home starts has been slow. As household formations increase, we believe that the number of new home starts are also likely to rise.

Source: Census Bureau; 1/15/2014

As shown in the following table, according to the Joint Center for Housing Studies at Harvard University, population and household formations are projected to increase, which we believe will drive the demand for new homes.

Source: U.S. Census Bureau and Joint Center for Housing Studies of Harvard University

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As illustrated in the following table, according to the U.S. Census Bureau, over 75% of the new homes sold in 2013 were under $399,000, which is the market where we focus our lending and investing activities. This segment supports conforming loans and serves the new home buyer.

Source: U.S. Census Bureau

As shown below, private builders account for over 70% of new home sales. The private builders are in need of capital to fund and expand their operations, and are therefore the primary borrowers to whom we intend to lend.

Source: Bloomberg

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According to data from the Federal Deposit Insurance Corporation, outstanding construction loans for both residential and commercial projects increased to $223.2 billion in the second quarter of 2014, but still are far below the peak reached in 2007 when overall construction lending exceeded $600 billion. Local and regional banks are a primary source of capital for private homebuilders. The inability of homebuilders to access capital as a result of banks not being willing to issue construction loans has been a significant impediment to the growth of private homebuilders, resulting in increased merger and acquisitions by public homebuilders.

 Source: FDIC

The University of Michigan Consumer Sentiment Index Thomson Reuters/University of Michigan Surveys of Consumers is a consumer confidence index published monthly by the University of Michigan and Thomson Reuters. Increasing consumer sentiment indicates consumers are upbeat about their personal finances and the national economy. We believe increases in consumer sentiment and a stronger job market can lead to an increase in household formations and a demand for more housing.

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Consumer Sentiment

Source: Reuters/University of Michigan

Our underwriting will identify multiple exit strategies and repayment sources for the projects we fund or invest in. We believe the financing of residential development provides multiple exit strategies including the sale or securitization of finished lots, sale of land and paper lots to national and regional production homebuilders and secure third party financing as a source to repay our loans.

Revised Form of Subscription Agreement

The prospectus is hereby supplemented to include a revised form of our Subscription Agreement, which is attached hereto as Exhibit B. Such revised form of Subscription Agreement replaces in its entirety Exhibit B to the prospectus.

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EXHIBIT B

FORM OF SUBSCRIPTION AGREEMENT

UDF V INCOME FUND

United Development Funding Income Fund V
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART IN OUR SOLE DISCRETION. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR UNITED DEVELOPMENT FUNDING INCOME FUND V AT 1-800-859-9338.

EFFECTIVE DECEMBER 11, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, United Development Funding Income Fund V and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **United Development Funding Income Fund V (the "Issuer")**

▸ State in which sale was made: ______

☐ Initial Investment
☐ Additional Investment
Acct# ________________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*
▸ *$1,000 minimum investment for purchases through IRA or other qualified accounts*
▸ *No minimum for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - ▸ **Checks should be made payable to:** "United Development Funding Income Fund V", except for WA and PA - please see section 8 for check payable instructions

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship –** *All parties must sign & initial.*

☐ **Tenants by the Entirety –** *All parties must sign & initial.*

☐ **Community Property –** *All parties must sign & initial.*

☐ **Tenants in Common –** *All parties must sign & initial.*

☐ **Company or Corporation or Partnership –** *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA) –** *Owner and custodian signature required.*
State of ______ Custodian for ______________________

☐ **Estate –** *Personal representative signature required.*
Name of Executor: ______________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death[(1)] –** *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________________
Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (SEP)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (are) (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

EFFECTIVE DECEMBER 11, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

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IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien** ☐ **Employee, Affiliate or Board Member**

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

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Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

UNITED DEVELOPMENT FUNDING INCOME FUND V

▸ *I hereby subscribe for Shares of United Development Funding Income Fund V and elect the distribution option indicated.*

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by United Development Funding Income Fund V. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the Issuer and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the shareholder's financial condition or inaccuracy of any representation under the subscription agreement for such shareholder's initial purchase of our shares.*

3 *I/we authorize United Development Funding Income Fund V or its agent, DST Systems, by or through a third party provider (collectively referred to as "Issuer"), to deposit my/our distribution to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.*

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Account # ______________________________

Bank's ABA/Routing # ______________________________

☐ **Checking Account** *(must enclose voided check)** ☐ **Savings Account** *(subject to bank verification)*

**By enclosing a voided check, you authorize the Issuer to make electronic deposits to the designated checking or savings account. This authority is to remain in force until the Issuer has received written notification of its termination at such time and in such manner as to give the Issuer reasonable time to act. In the event that the Issuer deposits funds erroneously into the account, it is authorized to debit the account for the amount of the erroneous deposit.*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of shareholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of shareholder communications and statement notifications, and signing below where indicated:

☐ **United Development Funding Income Fund V**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder communications to you directly or (ii) make them available on the Issuer's Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder communications. **(c)** I acknowledge that I may receive at no cost from United Development Funding Income Fund V a paper copy of any documents delivered electronically by calling United Development Funding Income Fund V at 800-859-9338 from 9:00 am to 5:00 pm CST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to United Development Funding Income Fund V as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if United Development Funding Income Fund V is unable to obtain a valid e-mail address for me, United Development Funding Income Fund V will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling United Development Funding Income Fund V at 800-859-9338 from 9:00 am to 5:00 pm CST Monday-Friday.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder must have access to the e-mail account provided.

My e-mail address is ______________________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE DECEMBER 11, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

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IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial <u>ALL</u> appropriate representations below)**	**Owner**	**Co-Owner**
I have (i) a net worth (exclusive of home, furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."		
I/We acknowledge receipt of the final Prospectus of United Development Funding Income Fund V		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of United Development Funding Income Fund V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Alabama residents only: In addition to the general suitability standards provided above, I have a liquid net worth of at least 10 times my investment in this fund and its affiliates		
California residents only: This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).		

<u>260.141.11 Restrictions on Transfer.</u> (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee. (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules; (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned; (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required; (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification; (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state; (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (1) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (2) delivers to each purchaser a copy of this rule, and (3) advises the Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section. (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows: "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

EFFECTIVE DECEMBER 11, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Iowa residents only: I have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, this investment, when added to my investments in affiliates of the fund and any other non-exchange traded real estate investment trust, does not exceed 10% of my liquid net worth. For purposes of the suitability standard applicable to Iowa residents, "liquid net worth" shall consist of cash, cash equivalents and readily marketable securities.		
	Kansas residents only: I acknowledge the recommendation of the Kansas Office of the Securities Commissioner that this investment and other investments in non-traded real estate investment trusts should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.		
	Kentucky residents only: This investment does not exceed 10% of my liquid net worth.		
	Maine residents only: I acknowledge the recommendation of the Maine Office of Securities that this investment and similar direct participation investments should not exceed, in the aggregate, 10% of my liquid net worth. For purposes of this recommendation, liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.		
	Massachusetts residents only: This investment, when added to my investment in other illiquid direct participation programs, does not exceed 10% of my liquid net worth.		
	Nebraska residents only: This investment, when added to my investment in the securities of other direct participation programs, including non-traded real estate investment trusts, does not exceed 10% of my net worth.		
	New Jersey residents only: I have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of at least $350,000. In addition, this investment when added to my investments in affiliates of the fund and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings), does not exceed 10% of my liquid net worth. For purposes of the suitability standard applicable to New Jersey residents, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.		
	New Mexico residents only: this investment, when added to my investments in affiliates of the fund and similar direct participation programs, does not exceed 10% of my liquid net worth.		
	North Dakota residents only: This investment does not exceed 10% of my net worth.		
	Oregon residents only: This investment does not exceed 10% of my net worth.		
	Pennsylvania residents only: This investment does not exceed 10% of my net worth (exclusive of home, home furnishings and automobiles).		
	Tennessee residents only: This investment does not exceed 10% of my liquid net worth (exclusive of home, home furnishings and automobiles).		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT.

EFFECTIVE DECEMBER 11, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

EFFECTIVE DECEMBER 11, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the attached Substitute Form W-9 in its entirety in order for the Subscription Agreement to be considered valid for review.

SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A)

In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Issuer to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6b will not constitute an execution of this Subscription Agreement.

I declare that the information supplied above is true and correct and may be relied upon by the Issuer in connection with my investment in the Issuer. Under penalties of perjury, by signing this Subscription Agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature ______________________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________________ Date (mm/dd/yyyy) ______________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Issuer that are beneficially owned by the investor as reflected on the records of the Issuer as of the applicable record date at any meeting of the shareholders of the Issuer. This authorization shall remain in place until revoked in writing by the Custodian. The Issuer is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ______________________________ Date (mm/dd/yyyy) ______________

YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL YOU HAVE BEEN IN RECEIPT OF THE FINAL PROSPECTUS (AT LEAST FIVE BUSINESS DAYS). IF YOUR SUBSCRIPTION IS ACCEPTED, YOU WILL BE SENT A CONFIRMATION OF YOUR PURCHASE AFTER YOU HAVE BEEN ADMITTED AS AN INVESTOR.

7

☐ **RIA Submission:** Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the RIA.

Financial Advisor, Registered Investment Advisor & Registered Representative

The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the "Advisor") must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the Shares in the state designated as the investor's address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor's state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

Broker/Dealer or RIA Firm Address or P.O. Box ______________________________

Mailing Address ______________________________

City, State, Zip ______________________________

Business Phone # (Required) ______________________________

Fax Phone # ______________________________

E-mail Address ______________________________

Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) ______________________________

Representative # ______________________________

Registered Representative or Advisor [I.A.] Address or P.O. Box ______________________________

City, State, Zip ______________________________

Business Phone # (Required) ______________________________

Fax Phone # ______________________________

E-mail Address ______________________________

If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed.

State (Required) ______________________________

Signature(s) of Registered Representative(s) or Advisor(s) (Required) ______________________________

Date ______________________________

Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) ______________________________

Date ______________________________

8

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined to the right.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

For Regular Mail	For Overnight Deliveries
United Development Funding Income Fund V c/o DST Systems, Inc. P.O. Box 219096 Kansas City, Missouri 64121-9096	**United Development Funding Income Fund V** c/o DST Systems, Inc. 430 West 7th Street Kansas City, Missouri 64105

Checks should be made payable to "United Development Funding Income Fund V," except that Washington and Pennsylvania investors should make checks payable to "LegacyTexas Bank, Escrow Agent for United Development Funding Income Fund V" until we have received and accepted subscriptions for $20 million and $37.5 million, respectively, and the completed subscription agreement and check should be sent to:

LegacyTexas Bank
100 Throckmorton, Suite 120
Fort Worth, Texas 76102
Attn: Lori Martin

You will not be admitted as a shareholder of the Issuer until this Subscription Agreement has been accepted and countersigned by the Issuer. The Issuer may reject any subscription, in whole or in part, in its sole discretion. Subscriptions will be accepted or rejected within 30 days of their receipt. The Issuer will accept groups of subscriptions on an orderly basis no less frequently than monthly, and if your subscription is accepted, you will be admitted as a shareholder of the Issuer not later than the last day of the calendar month following the date your subscription was accepted. If the Issuer rejects your subscription, the purchase price will be returned to you within 10 business days after the rejection of your subscription. If you provide payment that in the aggregate differs from the payment required to purchase the number of Shares indicated above or if your calculations of the Shares to be purchased with the amount actually submitted is incorrect, your subscription will be automatically deemed a subscription for the maximum number of Shares that may be purchased for such amount.

EFFECTIVE DECEMBER 11, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.